EXHIBIT 10.23

Summary of Joint Office Area Service Agreement

Party A: Shenzhen Merchants Venture Co., Ltd.

Unified Social Credit Code: 91440300708442023J

Address: 5th Floor, Building A, Wanhai Building, No. 1031 Nanhai Avenue, China Merchants Street, Nanshan District, Shenzhen

Contact person: Gang Ai

Contact number: +86-0755-26818969

Email: icool@cmhk.com

Party B: Zhongdehui (Shenzhen) Education Development Co., Ltd.

Unified Social Credit Code: 914403003599193558

Address: Room 510, 43 Yanshan Road, Yanshan Community, China Merchants Street, Nanshan District, Shenzhen

Contact person: Qing Zuo

Contact number: +86-18606365555

Email: 137423998@qq.com

In accordance with the relevant laws and regulations, in order to clarify the rights and obligations of both parties, both parties shall sign this joint office space service agreement (hereinafter referred to as “this agreement”) on an equal and voluntary basis. Both parties have paid sufficient attention to all the terms of this agreement and have a detailed understanding of their rights and obligations, especially the commitment to breach of contract, and Party B has sufficient foresight. Both parties believe that this agreement has reflected its true meaning and voluntarily complied with the implementation. The specific terms are as follows:

1. The Service Content

(1). Upon application by Party B, Party A agrees to provide Party B with the following joint office space services:

(a) The joint office space (hereinafter referred to as the “area”) is located on 4th and 5th Floor, Building A, Wanhai Building, No. 1031 Nanhai Avenue, China Merchants Street, Nanshan District, Shenzhen. The area includes office workstations and public facilities (public meeting rooms, multi-purpose halls, recreation rooms, tea rooms, showers, pantry, lounge, display area, sleeping cabin, public meeting area and public restroom). The printers, projectors and other related equipment and wireless networks required for office work are available in the area.

(b) Party A provides Party B with a total of 1 office workstations, of which 0 is the total number of dedicated stations, the station number is none, and the number of open stations is 1, the station number is SZSKR510-02 to 04, For the location of the specific station, please refer to Appendix 2 of this Agreement (hereinafter referred to as “Standard Station”). Party B has the right to use the standard work station exclusively under this agreement, and has the right to use the public facilities and public office equipment in the area together with other resident customers in the area. Party B’s own items and documents of various articles shall be placed in the standard work station and shall not be placed in any other area of the site without the consent of Party A.

(c) Both parties confirm that, regardless of whether there is a different agreement in this agreement, Party A has the right to use it for its own use or to provide other customers with all or part of the other stations outside the standard station, and to have their own right or to other Party B has no objection to the public facilities and public office equipment shared by the customers.

(2) Party B has inspected the standard work station, the site and its building in the field, and agreed to accept the situation of the site and its surroundings. Both parties confirmed that there were no defects affecting normal use and safety in the standard work station, site and their buildings, and the two parties had reached an agreement on the conditions for site delivery.

(3) Party B shall, at the date of signing this agreement, go through the formalities of entry as required by Party A. Party A and Party B shall sign the “Joint Office Site Delivery Confirmation Form” for confirmation, and the “Joint Office Site Delivery Confirmation Form” shall be signed by both parties. The delivery/receipt obligation is considered complete. If Party B goes through the formalities of overstaying, Party A shall have the right to unilaterally terminate this agreement, withdraw the area and have the right to provide the area to other third parties.

2. Service Term

(1)	The service period under this agreement is from April 01, 2021(hereinafter referred to as “delivery date”) to March 31, 2022.

(2)	If the above-mentioned service period expires and Party B needs to continue to use the area, both parties shall agree and re-sign the area service agreement before the expiration of the service period. If the parties fail to re-sign the area service agreement before the expiration of the service period, Party A has the right to withdraw the area upon expiration of the service period, and Party B shall unconditionally move out and return the area.

(3)	Within the above-mentioned service period, in addition to the breach of contract by Party B as stipulated in this agreement, if Party B needs to terminate this agreement in advance, Party A shall notify Party A in writing 10 days in advance, and shall settle all the cases until the termination of this agreement and the return of Party B to the area. The service fee and other related expenses, and the performance bond paid by Party B will not be refunded. As compensation for the loss caused by Party B due to the early termination of this agreement, if Party A needs to terminate this agreement in advance, it shall be written two months in advance. Party B shall notify Party B, and after all the service fees and other related expenses until the termination of this agreement and the settlement of the area to Party B, Party A shall return the performance bond paid by Party B to Party B without interest, and Party A shall pay Party B separately The amount of the same amount of the performance bond shall be the full compensation for the loss caused to Party B due to the early termination of this agreement by Party A.

3. Service Fee

Service Fees “Service fees include the standard station and public facilities equipment usage fee, property management fee, air conditioning fee, water fee, electricity fee, network usage fee, tax, but not including other expenses incurred by Party B during the use of the site.” Contract standard payment:

From_____April 1, 2021__ to _____March 31, 2022____, the service fee standard for each exclusive station is none. The total service fee for each open station including tax site is ____1,200 yuan__, and the monthly tax-included site. The total service fee is RMB: 1,200 yuan, capitalized: RMB is round and round, and the VAT rate is 6%, of which: Total tax-free service charge is 1,132.08 yuan, VAT is 67.92 yuan.

During the service period, if the relevant government departments introduce relevant regulations or policies to increase the service tax burden, the increase will be borne by Party B. Party A has the right to unilaterally increase the service fee. Party B has no objection.

4. Performance Bond

(1)	Within five days from the date of signing this agreement, Party B shall pay Party A a performance bond equivalent to the 2-month service fee amount (the service fee for the last month of the service period stipulated in this agreement), RMB 9000.00. This performance bond is a guarantee for Party B to perform and abide by its obligations in accordance with this agreement. If Party A has not received the full performance bond on the expiration of the above period, Party A shall automatically terminate Party B on the day following the expiration of the above period unless Party A agrees to extend the payment of the performance bond. Use any other arrangement for the area.

(2)	Upon expiration of the service period, if Party B has paid all the service fees and other payables (if any) within the service period and has not violated any of the terms of this agreement, Party B will hand over the site to Party A and Party B will complete the registration address and change to Procedures for other addresses (If Party B uses the site address in the first paragraph of Article 1 of this Agreement as the registered address of the company), Party A will return the performance bond to Party B without interest. Party B shall, within fifteen (15) days after meeting the foregoing conditions, contact Party A for the return of the performance bond. Before the return of the performance bond, Party B shall return the original performance bond receipt to Party A or Party B shall issue a receipt for the performance bond. And stamp the unit financial chapter. The performance bond shall be refunded to Party B without interest by bank transfer or a check.

(3)	If Party B has violated the acts stipulated in this agreement, Party A has the right not to refund the performance bond.

5. Billing of Service Fee

Payment Schedule

The type of payment schedule: party B pays the service fee monthly. Party B shall directly pay Party A the service fee for the current month before the 5th of each month. Party B shall pay Party A the first service fee (the service fee from the delivery date to the end of the month) of 1,200 yuan before April 1, 2021.

Before March 5, 2022, Party A will pay the final service fee (that is, the service fee from 0901 to the contract date) of 1,200 yuan. If Party B pays the service fee overdue, Party A has the right to charge Party B a penalty for the overdue payment at [1‰] of the amount of unpaid service fee payable by Party B every day from the 1st of the following month until Party B pays the corresponding amount to Party A’s account On the day.

For payment by bank transfer, Party A’s bank account number is [755901469010505] and the account opening behavior is [China Merchants Bank Shenzhen Shekou Branch]. When Party B transfers money, it must indicate the corresponding workstation number and service fee month. If payment is made by cheque, Party B shall deliver the cheque to Party A’s financial staff, and Party A will not send employees to Party B to collect the cheque.

6. Usage of Leasing venue

(1) Party B can only use the site for business and office purposes and shall not use it for any other purposes.

(2) Office equipment provided by Party A for the workstation:

[Desk [1], numbered (SZSKA5F-Z [037]); Office chair [1], numbered (SZSKA5F-Y [037]); Office cabinet [1], numbered (SZSKA5F-G [037] ]). 】Party B shall keep the aforementioned office equipment in good condition. If there is any damage or loss, Party B shall compensate Party A’s loss at the price.

(3) Various risks and losses caused by non-Party A due to force majeure, Party B’s responsibility, and other resident customers’ responsibilities in the venue, including but not limited to property and information damage, loss, theft, personal injury, fire accidents, etc., are all caused by Party B or the responsible party shall bear it on its own and have nothing to do with Party A.

(4) Party B is responsible for all acts of using the venue. If Party B’s unreasonable use causes loss to Party B itself or its employees, other customers on the venue, Party A or other parties, Party B shall bear full responsibility and loss.

(5) Without the consent of Party A, Party B shall not post, hang or place personal or unit signs, advertisements, signs, etc. on the site or any part of the building where it is located. Party B shall not occupy the site and the public area of the building where it is located or store goods and sundries without authorization. Party B shall not carry out any alteration or decoration of the site, and shall not damage the site and various public facilities and equipment in the building where it is located.

(6) The broadband network provided by Party A is only for Party B’s normal office use. Party B shall not use the network provided by Party A to make, copy, or consult illegal websites. Party B shall follow the relevant laws and regulations on Internet use in the process of using the network.

(7) Party B shall operate all kinds of electrical equipment in a standardized manner. It is strictly forbidden to pull wires indiscriminately, and it is strictly forbidden to use illegal electrical appliances. Party B shall ensure the safety of electricity.

(8) Party B shall not transfer or transfer the right to use the subject site and site to any third party by any other means without authorization. Party B shall not transfer or pledge all or part of the rights or obligations under this agreement (including setting similar rights and interests) Or to any third party, Party A will not recognize such acts that have occurred, and has the right to immediately take back the venue, and the performance bond will not be returned. Party B shall be responsible for the disputes and losses caused by such actions. Party A has the right to transfer the real property rights of the building where the site is located without the consent of Party B. Party B waives any preemptive right to purchase the aforementioned buildings, and the aforementioned transfer does not affect the continued performance of this agreement.

(9) Party B shall abide by this agreement and Party A’s relevant requirements on site management, keep the common part of the site clean and tidy, and shall not pile up debris, and shall not affect or interfere with the normal business activities of other settled customers in the site or Party A. If Party B has disputes with other settled customers, Party A shall be notified in time, and shall be dealt with in a legal and reasonable manner. Party B is strictly forbidden to resolve the dispute by illegal means.

(10) All actions of Party B and its employees are independent actions of Party B and are solely responsible by Party B and have nothing to do with Party A. If Party B violates the law or infringes on the rights and interests of other settled customers or other parties, Party B shall bear all legal liabilities and has nothing to do with Party A. If Party A suffers losses as a result, Party B shall bear full compensation liability to Party A.

7. Maintenance and repair of the venue

(1) Party B shall use and take good care of the facilities and equipment in the venue in a normal and reasonable manner to prevent abnormal damage. When this agreement is terminated or terminated, Party B shall return the venue on time, and ensure that all facilities and equipment in the venue are in good condition (except for normal wear and tear), and settle all expenses that should be borne by Party B. If Party B refuses to pay, Party A has the right to confiscate Party B’s performance bond and continue to recover all expenses that should be borne by Party B.

(2) During the use of the site by Party B, if the site or the public parts of the building where it is located, as well as the existing public facilities and equipment (except for the auxiliary facilities/equipment installed or installed by Party B by itself), there is damage or malfunction that hinders safety and normal use , Party B shall notify Party A in time and take effective measures; Party A shall perform repairs within a reasonable time as soon as possible after receiving Party B’s notice, and Party A shall bear the cost of repairs.

(3) Due to improper or unreasonable use by Party B, Party B shall be responsible for timely repair or replacement of the site or the public parts of the building where it is located, as well as existing office equipment, public facilities and equipment. If Party B refuses to repair or replace, Party A will repair or replace on its behalf, and Party B shall bear the cost of repair or replacement.

(4) Party A has the right to install electronic monitoring equipment at a suitable location in the venue, and Party B has no objection to this. Party B shall clearly inform its employees and customers entering the venue of the foregoing matters, and shall remind Party B’s employees and customers to protect the privacy or trade secrets of enterprises and individuals on their own, otherwise the resulting responsibilities shall be borne by Party B.

8. Rights and Obligations of Party A and Party B

(1) Party A’s rights:

(a) The right to lead the intended client to inspect the venue with prior notice to Party B, and Party B shall provide necessary cooperation;

(b) When necessary, Party A has the right to change, repair and temporarily close the site or the common areas of the building where it is located (including squares) and public facilities or parts thereof (including but not limited to walkways, portals, windows, electrical installations, cables and wires, and water pipes. , Elevators, escalators, fire protection, security equipment, air conditioning equipment), change the overall structure, layout and arrangement of the venue or the common area of the building where it is located;

(c) Reserve the right of Party A’s pipelines and pipelines to pass through the space within the site;

(d) Set up advertisements and obtain benefits in the public area of the venue and the building where it is located;

(e) Use and obtain revenue from the atrium, roof, garage, square, and communication network of the building where the site is located;

(f) Have the right to demolish signs and signs outside the building that affects the site, and Party B shall cooperate unconditionally;

(g) Have the right to put forward rectification opinions on the location, layout, merchandise equipment display, etc. of the work stations in the site, and Party B shall make rectifications;

(h) Have the right to uniformly manage the sanitation environment, water, electricity, gas, personnel, and fire control of the site and the building where it is located. Party B and its employees shall obey the management.

(2) Party A’s obligations:

(a) Ensure the structural safety of the site and its building;

(b) Assist Party B to urge the property company to keep the common areas and public facilities of the building where the site is located in a good and clean state;

(c) Party A shall regularly inspect the facilities and equipment of the venue.

(3) Party B’s rights:

Use the venue under the conditions of compliance and performance of this agreement without being illegally interfered by Party A.

(4) Party B’s obligations

(a) Pay all the service fees related to this agreement and all the expenses that Party B should bear on time;

(b) Encourage its employees, agents, contractors, contractors, suppliers, promoters and customers (hereinafter referred to as “the persons”) to comply with and fulfill the property management regulations, the regulations on the use of the premises and the buildings in which they are located, and treat these persons Acts that violate Party B’s obligations in this agreement shall be liable;

(c) The service fees that should be paid and other fees payable are not deducted for any reason.

(d) Party B shall notify Party A in writing in time if the following circumstances occur, and provide relevant materials:

Company organization change; Change of company address and telephone number; Change of the company’s legal representative or person in charge; Major changes in the company’s capital structure/actual controller; and other matters that are important to Party B’s operations.

(e) Party B shall go through the cancellation or change (business address) registration of business license and other related certificates in a timely manner after the termination of this agreement. If Party B fails to provide a certificate of cancellation or change of registration, Party B shall not require Party A to return the performance bond.

(f) It is obligated to keep confidential the trade secrets of Party A, other settled customers and other parties that are learned during the signing or performance of this agreement, and the aforementioned trade secrets may not be disclosed or disclosed without the prior permission of the right party.

(g) Unless Party A is proved to have intentional and/or gross negligence, any personal injury or death, personal discomfort or inconvenience, and any property caused by any matter related to the goods sold and/or provided by Party B and/or the venue Loss, damage (including but not limited to the goods, movable property, fixed assets and/or any other property belonging to Party B or its employees or any other party that is kept on the site and the building where it is located from time to time, All kinds of documents, information, etc.), and any direct and indirect losses caused by this shall be borne by Party B or the responsible party, and have nothing to do with Party A. If Party A suffers claims, losses (including attorney fees paid) and damages as a result, Party B shall compensate Party A for all losses.

9. Liability for breach of contract

(1) When any of the following situations occurs, it shall be deemed as Party A’s breach of contract:

(a) Party A’s delay in delivering the venue for more than thirty (30) days;

(b) Party A violates the provisions of Article 7(2) of this agreement and does not assume maintenance responsibility or pay for maintenance without reason, so that Party B cannot continue to use the venue for more than thirty (30) days.

If Party B is unable to achieve the purpose of this agreement due to the occurrence of the above-mentioned breach of contract, Party B has the right to unilaterally terminate this agreement. If Party B terminates this agreement, it shall promptly notify Party A in writing to return the venue and move away from the venue. Party A shall return the performance bond to Party B interest-free. At the same time, Party A shall pay to Party B the same amount as the performance bond. Party A’s full compensation to Party B.

(2) Any of the following situations shall be deemed as Party B’s breach of contract:

(a) Party B’s delay in payment of the venue for more than thirty (30) days;

(b) Party B uses the site or its building to conduct illegal and illegal activities (including operating counterfeit and shoddy products, etc.), harming the business reputation of Party A or related parties, the public interest or the interests of others, or will cause Party A’s loss;

(c) Without Party A’s written consent, Party B arbitrarily changes the use of the site as agreed in Article 6(1) of this agreement or uses the site and/or its building in a serious unreasonable manner;

(d) Without the written consent of Party A, Party B transfers or gives the right to use the site to others for use, or provides external guarantee, mortgage, pledge, etc. with any rights/rights under this agreement, or transfers the rights or obligations under this agreement, Mortgage, pledge to a third party, etc.;

(e) Party B violates the provisions of paragraph 3 of Article 7 of this agreement and shall not be liable for repairs or replacements or pay for repairs and replacements, resulting in damage to the site and/or the facilities and equipment of the building where it is located;

(f) Party B ceases business, ceases business, terminates business, or other business license licenses/approvals required to engage in business are invalid or revoked, or Party B is involved in a major dispute case, or Party B enters bankruptcy, liquidation, dissolution or any similar procedures;

(g) The site and/or the building where it is located is sealed by the judicial or administrative department due to Party B’s reasons, and it has not been lifted after fifteen (15) days;

(h) Party B violates the provisions of paragraph 3 of Article 6 of this agreement, and has hidden safety hazards such as fire protection or occurrence of safety liability accidents;

(i) Party B’s breach of contract as stipulated in laws and regulations or other terms of this agreement.

In the event of the above-mentioned breach of contract, Party A has the right to pursue Party B’s liability for damages and breach of contract, and has the right to unilaterally terminate this agreement, unconditionally recover the venue without refunding the performance bond; Party A has the right to recover the venue and recover the arrears of service fees. Right to stop related facilities of Party B.

(3) In any case, Party A will not be liable for any indirect losses or loss of available benefits to Party B, and all civil liabilities that Party A shall bear to Party B shall be based on the total amount of service fees actually received by Party A under this agreement. Or the total service fee for 12 months (whichever is lower) is the upper limit.

10. Return the venue

(1) When this agreement is terminated or terminated, Party B must move out of the venue before the termination of this agreement. Party B shall remove all personal belongings and objects in the venue to restore the venue to a clean, good applicable state and settle all payments (including but not (Limited to service fees, liquidated damages, etc.); if Party B is late to return the venue, it shall pay Party A the venue occupancy fee for the overdue part in accordance with the service fee standard of the last month, and Party A has the right not to refund the performance bond paid by Party B. When this agreement is terminated or terminated, if Party B does not move away as per the foregoing requirements, Party A shall not be liable for any losses caused by Party B’s failure to clean up the facilities and equipment that have not moved away and the remaining items. For any item left by Party B on the site, it shall be deemed that Party B has automatically given up all of the items.

(2) Party B shall notify Party A of the inspection on or before the day the venue is returned, and Party A shall go to the site to inspect and receive the venue at the time of the notice. After Party A has passed the inspection of the venue and Party B has settled all payments (including but not limited to service fees, liquidated damages, etc.), both parties A and B sign the “Confirmation of Return of Joint Office Space”, and Party B will complete its obligation to transfer the venue .

(3) If Party B uses the venue for business registration, when this agreement is cancelled or terminated, Party B shall complete the procedures for changing the business registration address within one month from the date of cancellation or termination of this agreement, otherwise Party A has the right not to return the performance bond, and The right to require Party B to bear full compensation liability for the losses suffered by Party A.

11. Disclaimer

(1) Force majeure events refer to events and circumstances that are unforeseeable, unavoidable and insurmountable and have a substantial impact on the performance of this agreement by one or both parties of this agreement, including but not limited to:

Fire, typhoon, earthquake, thunder and lightning, storm, flood, landslide, land subsidence, termites or other natural disasters; War, riot or military act; Strikes, lockouts, boycotts or labor disputes; Terrorist activities; Infectious disease or quarantine.

(2) The party affected by the force majeure event shall notify the other party immediately after the force majeure event occurs, and provide the other party with valid certification documents issued by relevant government departments within 10 working days from the date of the force majeure event. If the foregoing certification documents cannot be provided, It is deemed that it has not been affected by force majeure and this agreement continues to be performed.

(3) If the government decides to requisition, expropriate, acquire, reclaim or demolish the building where the site is located, the two parties shall not bear any responsibilities and obligations to each other, and this agreement shall be automatically terminated.

(4) Losses caused by force majeure shall be borne by both parties themselves.

12. Application of law and dispute resolution

(1) The signing, performance, modification, cancellation, termination and dispute resolution of this agreement shall be governed by the laws of the People’s Republic of China.

(2) Any disputes between the two parties arising from the performance of this agreement or related to this agreement shall first be settled through friendly negotiation; if the friendly negotiation fails, either party shall bring a lawsuit to the people’s court with jurisdiction in the place where Party A is domiciled.

(3) The validity of this clause is not affected by the validity of this agreement and is independent.

13. Notification delivery

(1) In accordance with the requirements of this agreement, notices (including notices of early termination of the agreement), bills, billing statements, notices, messages and other contact documents issued by either party shall be written in Chinese if the recipient is Party A or Party B. Delivery by hand, or by China Post (EMS), to the correspondence address of Party A or Party B in this agreement (where, Party B’s correspondence address includes the location of the venue, the place of registration, and the main office), or publish an announcement or post a notice Treated as effective delivery. If any party changes its mailing address, the changing party shall notify the other party in writing of the change of address within 5 working days from the date of the change.

(2) If Party B fails to receive the notice due to the wrong address signed by Party B, refusal to sign for receipt, etc., Party B does not receive the notice, it shall be deemed to have been served.

(3) Both parties agree that the address for service agreed in this agreement shall also be the address for judicial service in the first instance, second instance, enforcement, and retrial of the people’s court.

(4) The validity of this clause is not affected by the validity of this agreement and is independent.

14. Others

(1) If Party B registers and establishes a new company to use the site, it shall be approved by Party A in written in advance, and Party B and the new company shall jointly and severally assume all the responsibilities and obligations under the name of Party B as stipulated in this agreement. At that time, Party B and its new company shall Sign a supplementary agreement with Party A to clarify the foregoing matters.

(2) Both Party A and Party B are independent legal entities. The signing or performance of this agreement does not constitute any joint venture, cooperation, partnership, agency, commission, employment or labor relationship between the two parties, and does not constitute a basis for a third party to claim any legal relationship or legal liability against Party A. Party B shall not engage in any legal acts in the name of Party A or its affiliates or its representatives, and shall not establish any obligations and responsibilities for Party A or its affiliates in any explicit or implied manner. Party B shall not do so without Party A’s prior written consent. Use the name, trademark, brand, or font name of Party A or its affiliates to conduct any business and promotional activities.

(3) The failure or delay of any party to exercise any rights under this agreement or any other agreement related to this agreement shall not be regarded as a waiver of these rights; any exercise of any right, alone or in part, shall not prevent any further exercise in the future These rights.

(4) This agreement and its annexes constitute a complete agreement on venue services between the two parties, and replace all contracts, agreements, intentions, promises, guarantees, correspondence, documents, etc., made orally or in writing between the parties before signing this agreement.

(5) For matters not covered in this agreement or changes to this agreement, a supplementary agreement can be signed after the two parties agree through consultation. The supplementary agreement will take effect from the date of signing and sealing by both parties and has the same legal effect as this agreement.

(6) The attachments of this agreement are an integral part of this agreement and have the same legal effect as the body of this agreement.

(7) This agreement is signed and stamped by the legal representative or authorized representative of both parties A and B. When Party B is a natural person, it shall be signed and stamped by the authorized representative or authorized representative of Party A and signed by Party B, and Party A has received the payment from Party B. After the performance bond is RMB [2400.00], it will take effect immediately.

(8) This agreement is made in [two] copies, Party A holds [one] copy, and Party B holds [one] copy, each with the same legal effec

Party A：Shenzhen Merchants Venture Co., Ltd.

Legal representative or authorized representative (signed):

Shenzhen Merchants Venture Co., Ltd.

Date of signature

Party B：Zhongdehui (Shenzhen) Education Development Co., Ltd.

Legal representative or authorized representative (signed):

Zhongdehui (Shenzhen) Education Development Co., Ltd.

Date of signature：